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Exhibit 10.(a)

                   [Letterhead of Sutherland Asbill & Brennan LLP]


                                   April 20, 2000

State Farm Life and Accident Assurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001


Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of the Form N-4 registration statement for State Farm Life and Accident Assurance Company Variable Annuity Separate Account (File No. 333-57579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Stephen E. Roth
                                           ---------------------------
                                            Stephen E. Roth, Esq.